Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, and 333-147136) on Form S-8, the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Forms S-3 and registration statements (Nos. 333-190732, 333-204485) on Form S-4 of VeriSign, Inc. (the Company) of our reports dated February 17, 2017 with respect to the consolidated balance sheets of VeriSign, Inc., as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive income, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of the Company.

/s/ KPMG LLP

McLean, Virginia
February 17, 2017